UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 7, 2019

Brookfield Property REIT Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Vesey Street, 15th Floor, New York, NY	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 417-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On February 7, 2019, Brookfield Property REIT Inc. (the “Company”) disclosed the following financial information:

The following is the Company’s balance sheet as at December 31, 2018 and December 31, 2017.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2018	December 31, 2017
Assets:
Investment in real estate:
Land	$2,706,701	$4,013,874
Buildings and equipment	10,774,079	16,957,720
Less accumulated depreciation	(2,214,603)	(3,188,481)
Construction in progress	576,695	473,118
Net property and equipment	11,842,872	18,256,231
Investment in Unconsolidated Real Estate Affiliates	5,385,582	3,377,112
Net investment in real estate	17,228,454	21,633,343
Cash and cash equivalents	247,019	164,604
Accounts receivable, net	222,562	334,081
Notes receivable	256,937	417,558
Deferred expenses, net	145,631	284,512
Prepaid expenses and other assets	313,648	494,795
Deferred tax assets, net	619,275	18,633
Total assets	$19,033,526	$23,347,526
Liabilities:
Mortgages, notes and loans payable	$12,589,649	$12,832,459
Investment in Unconsolidated Real Estate Affiliates	124,627	21,393
Accounts payable and accrued expenses	953,369	919,432
Dividend payable	4,668	219,508
Junior subordinated notes	206,200	206,200
Total liabilities	13,878,513	14,198,992
Redeemable equity interests	2,305,895	—
Redeemable noncontrolling interests	73,696	248,126
Total redeemable interests	2,379,591	248,126
Equity:
Total stockholders' equity	1,221,826	55,379
Noncontrolling interests	1,553,596	49,369
Total equity	2,775,422	8,900,408
Total liabilities, redeemable noncontrolling interests and equity	$19,033,526	$23,347,526

The following is the Company’s income statement for the years ended December 31, 2018, December 31, 2017 and December 31, 2016.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Year Ended December 31,
	2018	2017	2016
Revenues:
Minimum rents	$1,297,945	$1,455,039	$1,449,704
Tenant recoveries	540,376	643,607	668,081
Overage rents	29,659	34,874	42,534
Management fees and other corporate revenues	125,776	105,144	95,814
Other	70,278	89,198	90,313
Total revenues	2,064,034	2,327,862	2,346,446
Expenses:
Real estate taxes	221,175	237,198	229,635
Property maintenance costs	41,637	49,784	55,027
Marketing	7,787	11,043	13,155
Other property operating costs	253,210	286,168	282,591
Provision for doubtful accounts	12,102	10,701	8,038
Provision for loan loss	—	—	29,615
Property management and other costs	172,554	145,251	138,602
General and administrative	46,441	56,133	55,745
Costs related to the BPY Transaction	202,523	—	—
Provision for impairment	45,866	—	73,039
Depreciation and amortization	633,063	693,327	660,746
Total expenses	1,636,358	1,489,605	1,546,193
Operating income	427,676	838,257	800,253
Interest and dividend income	33,710	61,566	59,960
Interest expense	(576,700)	(541,945)	(571,200)
(Loss) gain on foreign currency	—	(819)	14,087
Gains from changes in control of investment properties and other, net	3,097,196	79,056	722,904
Gain on extinguishment of debt	13,983	55,112	—
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations and allocation to noncontrolling interests	2,995,865	491,227	1,026,004
Benefit from (provision for) income taxes	594,186	10,896	(901)
Equity in income of Unconsolidated Real Estate Affiliates	86,552	152,750	231,615
Unconsolidated Real Estate Affiliates - gain on investment, net	487,166	12,000	51,555
Net income	4,163,769	666,873	1,308,273
Allocation to noncontrolling interests	(73,228)	(9,539)	(19,906)
Net income attributable to Brookfield Property REIT Inc.	4,090,541	657,334	1,288,367

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2019, the Board of Directors (the “Board”) of the Company appointed Mr. Scott Cutler to the Board, effective February 6, 2019.

Mr. Cutler currently serves as Senior Vice President, Americas Marketplace of eBay Inc. and he has served in that role since 2017. Mr. Cutler previously served as President of StubHub, a separate independent entity within eBay Inc. from 2015 to 2017. Prior to joining eBay Inc., Mr. Cutler spent nine years at the New York Stock Exchange. Prior to his career at the New York Stock Exchange, Mr. Cutler spent several years in investment banking. Mr. Cutler is a member of the board of directors of Brookfield Property Partners Limited (the “BPY General Partner”), the general partner of Brookfield Property Partners L.P., and serves on the board of the Mental Health Association of New York City and on the National Advisory Committee of the BYU Marriott School of Management. Mr. Cutler holds a Bachelor of Science, Economics from Brigham Young University and a Juris Doctor from the University of California, Hastings College of Law.

Effective on February 6, 2019, Mr. Cutler will become eligible to receive the standard compensation provided by the Company to its other independent directors.

Consistent with the Joint Governance Agreement, dated as of August 28, 2018, between the Company and Brookfield Property Partners L.P., the BPY General Partner and BP US REIT LLC (formerly known as Brookfield Properties, Inc., a Delaware corporation), Mr. Cutler will serve as a member of the board of directors of the BPY General Partner.

Item 8.01.	Other Events.

On February 6, 2019, the Board approved a modified “Dutch Auction” tender offer (subject to all appropriate filings with the Securities and Exchange Commission) to purchase shares of its class A stock, par value $0.01 per share, at a price of at least $19.00 per share but no more than $21.00 per share. Further details will be provided upon the launch of the tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

Date: February 7, 2019	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary